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                                JOINT EVALUATION AND

                            LICENCE APPLICATION AGREEMENT

                                   FALKLAND ISLANDS

                               DATED 29TH DECEMBER 1995




                   AMERADA HESS (FALKLAND ISLANDS) LIMITED
                             EL DORADO EXPLORATION, S.A.
                                  FINA RESEARCH S.A.
                               ARGOS EVERGREEN LIMITED

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                  JOINT EVALUATION AND LICENCE APPLICATION AGREEMENT

                                   FALKLAND ISLANDS

                                        INDEX

CLAUSE
              TITLE                                                       PAGE

1.            DEFINITIONS                                                  2
2.            SCOPE OF AGREEMENT                                           6
3.            PERCENTAGE INTERESTS                                         7
4.            OPERATOR                                                     8
5.            MANAGEMENT COMMITTEE                                        10
6.            LICENCE APPLICATION PROCEDURE                               12
7.            PROGRAMME AND BUDGET                                        16
8.            COSTS AND ACCOUNTING                                        18
9.            DEFAULT                                                     20
10.           DATA AND CONFIDENTIALITY                                    23
11.           ASSIGNMENT AND ENCUMBRANCE                                  26
12.           RELATIONSHIP OF PARTIES                                     27
13.           FURTHER AGREEMENT AND PRINCIPLES OF
              JOINT OPERATING AGREEMENT                                   28
14.           FORCE MAJEURE                                               31
15.           DURATION                                                    32
16.           NOTICES                                                     34
17.           VARIATION                                                   35
18.           GOVERNING LAW                                               36

EXHIBIT A     EVALUATION AREA                                             37

EXHIBIT B     WORK PROGRAMME AND BUDGET                                   38

EXHIBIT C     ALLOCATION OF EXPENDITURES
              REGARDING SEISMIC                                           39

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THIS AGREEMENT is made the 29th day of December 1995

BETWEEN

(1) AMERADA HESS (FALKLAND ISLANDS) LIMITED ("Amerada") having its registered office at 33 Grosvenor Place, London, SW1X 7HY;

(2) EL DORADO EXPLORATION, S.A. ("Murphy") having its principal office at 200 Peach Street, El Dorado, Arkansas, 71730, USA;

(3) FINA RESEARCH S.A., ("Fina") a corporation having its registered office at Zone Industrielle C, B-7181 Seneffe (Feluy), Belgium; and

(4) ARGOS EVERGREEN LIMITED ("Argos") having its registered office at 44 John Street, Stanley, Falkland Islands.

WHEREAS

(A) the Parties believe acreage in the Evaluation Area is, or may become, available for application; and

(B) the Parties desire to conduct certain joint studies and evaluations for the purpose of making applications for Licences that may be offered and awarded by the Falkland Islands Government in the First Licensing Round for the purposes of exploring for petroleum in certain areas of controlled waters offshore of the Falkland Islands; and

(C) the Parties wish to define their respective rights, interests, obligations and liabilities with regard to the said applications, evaluations and operations to be conducted in respect thereof or pursuant thereto;


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NOW IT IS HEREBY AGREED AS FOLLOWS

1. DEFINITIONS

    1.1  In this Agreement:-

         "ACCRUAL BASIS" means that basis of accounting under which costs and benefits are regarded as applicable to the period in which the liability for the cost is incurred or the right to the benefit arises regardless of when invoiced, paid or received;

         "ADVANCE" means any payment of cash required to be made pursuant to a Cash Call;

         "AFFILIATE" means in relation to each Party:-

         (a) a company of which the equity share capital conferring a majority of votes at shareholders' meetings of such company is owned directly or indirectly by such Party;

         (b) a company which owns directly or indirectly equity share capital conferring a majority of votes at shareholders' meetings of such Party; or

         (c) a company of which the equity share capital conferring a majority of votes at shareholders' meetings of such company is owned directly or indirectly by a company which also owns equity share capital conferring a majority of votes at shareholders' meetings of such Party;

         "APPLICATION" means an application for a Licence in the Evaluation Area during the First Licensing Round;

         "CASH CALL" means any request for payment of cash made under clause
         8.4 hereof by the Operator to the Parties in connection with Joint Operations;

         "CLOSING DATE" means the closing date for submission of Applications as notified by the Governor in the Gazette notice;

         "DEFAULTING PARTY" has the meaning ascribed to that term in clause 9.1 hereof;
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         "FIRST LICENSING ROUND" means and extends throughout the period from the first official publication by or on behalf of the Governor of the invitation to submit applications for licences in the first round of licensing in respect of Tranches within the Evaluation Area up to and including the Closing Date;

         "EVALUATION AREA" means the area outlined in red on the map contained in Exhibit "A" attached hereto and made a part hereof;

         "FORCE MAJEURE" means any circumstances which are beyond the reasonable control of a Party and which could not have been avoided by reasonable diligence on its part provided always that a lack of funds shall not constitute Force Majeure;

         "GAZETTE NOTICE" shall have the meaning ascribed to that term in the Regulations;

         "GOVERNOR" shall mean the Governor of the Falkland Islands or any successor in office or any other person being responsible for the carrying out of the function at present being carried out by him in relation to the First Licensing Round or any Licence;

         "GROSS NEGLIGENCE" means an intentional and conscious or reckless disregard of any provision of this Agreement but shall not include any error of judgement or mistake made by any managerial or supervisory personnel of a Party or of the Operator in the exercise in good faith of any function, authority or discretion conferred upon such Party or the Operator;

         "JOA" means a joint operating agreement to be agreed by the Licensees following the award of a Licence pursuant to an Application to regulate the relationship between such Licensees in relation to all of the activities to be undertaken under such Licence;

         "JOINT ACCOUNT" means the accounts established and maintained by the Operator to record all Advances, expenditures and receipts in the conduct of Joint Operations;

         "JOINT DATA" has the meaning ascribed to that term in clause 10.3 hereof;

         "JOINT OPERATIONS" means all studies, evaluations and operations conducted by the Operator, or as the Parties may otherwise agree, for and on behalf of the Parties pursuant to the terms of this Agreement;

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         "JOINT PROPERTY" means all property held, owned or acquired by the
         Parties for the purposes of the Joint Operations, including any cash held in any bank accounts maintained pursuant to the provisions of this Agreement;

         "LICENCE" means a petroleum production licence granted by the Governor to search and bore for and get petroleum;

         "LICENSEES" means in relation to any Licence granted pursuant to an Application the Parties to whom such Licence is granted and their respective successors and assigns;

         "MANAGEMENT COMMITTEE" means the committee established pursuant to clause 5.1 hereof;

         "MONTH" means a calendar month;

         "NON-DEFAULTING PARTY" has the meaning ascribed to that term in clause 9.1(ii) hereof;

         "NON-OPERATOR" means a Party other than the Operator;

         "OPERATOR" means Amerada Hess (Falkland Islands) Limited or, in the event that another Party is selected to act as Operator under clause 6.8 hereof, such other Party acting in its capacity as Operator hereunder and not as the holder of a Percentage Interest;

         "PARTY" means a Party to this Agreement and its permitted successors and assigns;

         "PERCENTAGE INTEREST" means in relation to each Party the undivided percentage interest held by it from time to time under this Agreement;

         "PRIME NOMINATION" has the meaning ascribed to that term in clause 6.5(i) hereof;

         "QUARTER" means a period of three months ending on 31st March, 30th June, 30th September or 31st December in any Year;

         "REGULATIONS" means the Offshore Petroleum (Licensing) Regulations
         1995 as amended from time to time;
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         "SECONDARY NOMINATION" has the meaning ascribed to that term in clause
         6.5(ii) hereof;

         "SELECTION MEETING" means the meeting of the Parties convened for the purposes referred to in clause 6.3 hereof;

         "TRANCHE" has the meaning ascribed to that term in the Regulations;

         "WORK COMMITMENT MEETING" means the meeting of the Parties convened for the purposes referred to in clause 6.4 hereof;

         "WORK PROGRAMME AND BUDGET" means the work programme and budget detailed in Exhibit B, as may be amended from time to time according to this Agreement;

         "WORK TENDER" has the meaning ascribed to that term in clause 6.4 hereof;

         "WORKING DAY" means a day (other than a Saturday or Sunday or Public Holiday) on which banks in the City of London are normally open for business;

         "YEAR" means a calendar year according to the Gregorian Calendar.

1.2 Reference to the singular includes a reference to the plural and vice versa.

1.3      Reference to any gender includes a reference to all other genders.

1.4 Unless the context otherwise requires reference to any clause, sub-clause or paragraph is to a clause, sub-clause or paragraph of this Agreement.

1.5 The headings are used for convenience only and shall not affect the construction or validity of this Agreement.

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2. SCOPE OF THE AGREEMENT

2.1 The Parties agree to participate together in the evaluation of petroleum potential of the Evaluation Area and to set out the basis on which they may together formulate and submit an Application before the Falkand Islands Government.

2.2 This Agreement is to define the relationship, respective rights, interests, obligations and liabilities of the Parties in the evaluation of the petroleum potential of the Evaluation Area and in the preparation and submission of any Application.

2.3 Each of the Parties undertakes that it will not during the term of this Agreement by itself, its Affiliates or otherwise seek to or acquire an interest in the Evaluation Area or any part thereof without the prior written consent of the other Parties, except in accordance with this Agreement.

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3.   PERCENTAGE INTERESTS

    Subject as hereinafter provided all Joint Property and all rights and obligations arising out of the conduct of Joint Operations shall be owned, enjoyed and borne by the Parties in proportion to their respective Percentage Interests which, as at the date hereof, are as follows: -


    Amerada                       35%
    Murphy                        30%
    Fina                          30%
    Argos                          5%
                               ------
                                 100%
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4.  OPERATOR

    4.1 Amerada is hereby appointed and agrees to act as Operator under and subject to the terms of this Agreement.

    4.2 The Operator has the right and is obliged to conduct Joint Operations by itself, its agents and its contractors under the overall supervision and control of the Management Committee.

    4.3 The responsibilities of the Operator shall include but not be limited to:-

         (i) appraising the merits of acreage by undertaking appropriate studies in the Evaluation Area;

         (ii)      advising the Parties of the results of such appraisal;

         (iii) submitting proposals for the acquisition of data for consideration by the Parties and if such proposals are approved by the Management Committee acquiring and appraising such data for the Joint Account;

         (iv) representing the Parties in dealings with the Governor in connection with any Application made pursuant to this Agreement and advising them of the outcome of all such representations provided that each Party participating in the Application shall be consulted in respect of such dealings and have the right to be represented at any meetings with the Governor. Except as provided in clause 6.15(i), the Operator shall not commit the participating Parties in such dealings without their approval, such approval not to be unreasonably withheld or delayed;

         (v) providing reports, data and information in accordance with the directions of the Management Committee; and

         (vi) directing and controlling accounting, technical and advisory services as may be required for the efficient conduct of Joint Operations.

    4.4 The Operator shall conduct Joint Operations in a proper and workmanlike manner and with that degree of diligence and prudence reasonably and ordinarily exercised by experienced operators engaged in similar activities under similar circumstances.

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    4.5  The Operator shall consult regularly with the Parties and keep them fully informed of Joint Operations.

    4.6 The Operator shall not be liable to the Patties for any loss or damage arising out of or resulting from any Joint Operations unless and to the extent that any such loss or damage results from the Gross Negligence of the Operator provided always that in no circumstances whatsoever shall the Operator be liable for any loss of profits, lost production, pollution clean up costs or other indirect or consequential losses.

    4.7 Subject to the provisions of any approved Work Programme and Budget, the number, selection, hours of work and remuneration of personnel employed by the Operator in connection with Joint Operations shall be determined by the Operator.

    4.8 The Operator is authorised to incur such expenditures for the Joint Account and enter into such commitments as may be authorised by the Management Committee in accordance with the provisions of this Agreement.

    4.9 The Operator is authorised to take any action and incur such expenditures as it deems reasonably necessary in the case of an emergency for the safeguarding of lives or property or the prevention of pollution. The Operator shall promptly notify the Parties of any such action or expenditure.

    4.10 The Operator shall open and maintain such separately identifiable accounting records as may be necessary to record in a full and proper manner all Advances received by the Operator from the Parties and all expenditure incurred and all receipts obtained by the Operator in connection with the Joint Operations.

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5.  MANAGEMENT COMMITTEE

    5.1 There is hereby established a Management Committee which shall consist of one representative appointed by each of the Parties. The Management Committee shall have overall supervision, direction and control of all Joint Operations. Each Party shall as soon as possible after the date hereof give notice of the name of its representative and of an alternative on the Management Committee. Such representative or alternative may be replaced by like notice. Such representative may bring to the Management Committee meetings such advisers as he considers necessary. The representative or in his absence his alternative shall be deemed authorised to represent and to bind the Party which has appointed him.

    5.2 The Operator's representative or alternative shall be chairman of the Management Committee.

    5.3 Management Committee meetings shall be held upon the request of any Party. The Operator shall call each meeting by giving at least ten
         (10) Working Days' notice of the place, time and date of the meeting together with an agenda therefor. By notice any Party may advise of any additional matters which such Party desires to be considered at the meeting and provided such notice is given at least three (3) Working Days before the date of the meeting those matters shall be included in the agenda for consideration at the meeting. The periods of notice referred to in this clause 5.3 may be waived with the consent of all Parties.

    5.4 A Party not represented at a meeting may vote on any matter on the agenda for such meeting by either appointing a proxy in writing or giving notice of its vote to the Operator.

    5.5 The Operator shall appoint a secretary for each meeting of the Management Committee who will prepare minutes of each meeting and provide each Party with a copy thereof within ten (10) Working Days of the date of the meeting. Each Party shall notify the other Parties of its approval or disapproval of the minutes within seven (7) Working Days of receipt thereof. Any disagreement shall if possible be rectified and failing this any disapproval shall be recorded on such minutes. A Party which fails to give any notice will be deemed to have approved the minutes. The approval or disapproval of the minutes as aforesaid shall not affect the validity of decisions taken by the Management Committee at such meeting.

    5.6 All decisions of the Management Committee shall be made by the affirmative vote of three (3) or more non-Affiliated Parties having in aggregate a Percentage Interest of in excess of seventy per cent (70%).

    5.7 The Management Committee may vote on and determine by notice to the Operator any proposal which is submitted to the Parties by the Operator by notice. Each Party shall cast its vote within ten (10) Working Days after its receipt of the proposal except where circumstances dictate determination in less than ten (10) Working Days and such fact and lesser period (which shall not be less than forty-eight (48) hours) are so stated in the notice submitting the proposal, in which event each of the Parties shall cast its vote within such lesser period. Failure by a Party to cast its vote within the relevant period shall be regarded as a vote by that Party against the proposal. The Operator will give prompt notice of the results of any such voting.

    5.8 The Management Committee may establish such advisory sub-committees as it considers desirable. Each such advisory sub-committee shall be subject to such procedures as the Management Committee may determine.

6. LICENCE APPLICATION PROCEDURE

    6.1 Not later than forty-five (45) days prior to the Closing Date the Operator shall give notice to all Parties of:

         (i) the Tranches in the Evaluation Area which it proposes the Parties should consider for inclusion in an Application;

         (ii) the date and time of the Selection Meeting which date shall not be later than thirty (30) days prior to the Closing Date; and

         (iii) the date and time of the Work Commitment Heeling which date shall not be later than twenty-five (25) days prior to the Closing Date.

    6.2 Any Party may within seven (7) days of the date of the notice given pursuant to clause 6.1 hereof give notice of any additional Trenches which it proposes the Parties should also consider for inclusion us an Application.

    6.3 At the Selection Meeting the Parties shall review the technical merits of each Tranche proposed pursuant to clauses 6 1 (i) and 6.2 hereof and determine:

         (i) Prime Tranches being those proposed Tranches which receive the affirmative vote of all the Parties; and

         (ii) Secondary Tranches being those proposed Tranches which receive the affirmative vote of two (2) or snore Parties holding in aggregate Percentage Interests of forty five per cent (45%) or more.

    6.4 At the Work Commitment Meeting the Parties shall determine the proposed work programme to be offered to the Governor in support of each Application and a further maximum work programme to which the Patties would be willing to commit (together referred to as the "Work Tender") for Prime and Secondary Tranches. The Work Tender for Prime Tranches shall require the unanimous approval of all the Parties. The Work Tender for each Secondary Tranche shall require the unanimous approval of those Parties which voted in favour of the Secondary Tranche in question at the Selection Meeting. If a Work Tender for any Prime Tranche cannot be unanimously agreed by the Parties or if a Work Tender for any Secondary Tranche cannot he unanimously agreed by the Parties which voted in favour of such Tranche then the most onerous of the proposed

         Work Tenders shall be adopted and such Tranche shall the considered as a Secondary Nomination hereunder as to the Parties agreeing such Work Tender.

    6.5 Promptly following the Work Commitment Meeting, the Operator shall give notice to each Party of:

         (i) each Prime Tranche and the agreed Work Tender in respect thereof ("Prime Nomination").

         (ii) each Secondary Tranche and the agreed Work Tender in respect thereof ("Secondary Nomination").

    6.6 Within seven (7) days of the date of the notice given by the Operator pursuant to clause 6.5 hereof each Party shall give notice as to which, if any, of the Secondary Nominations it elects to participate in. If all Parties elect to participate in a Secondary Nomination then it shall become a Prime Nomination. If two (2) or more Parties holding in aggregate Percentage Interests of forty five per cent (45%) or more elect to participate Its aforesaid then those Parties which do elect to participate as aforesaid shall be entitled to make an Application for the Secondary Block in question subject to and in accordance with clauses 6.8 to 6.14 inclusive.

    6.7 Each Application for a Prime Tranche shall be prepared and submitted to the Governor by the Operator.

    6.8 Each Application for a Secondary Tranche shall be prepared and submitted to the Governor by the Operator unless the Operator is not a participant in the Application in question, in which event the participating Party holding the highest Percentage Interest shall be elected as Operator, unless otherwise agreed by the participating Parties, and shall prepare and submit such Application.

    6.9 The participating interest of each Party participating in an Application shall be in the proportion that its Percentage Interest bears to the sum of the Percentage Interests of the Parties participating in the Application or in such other proportion as the Parties participating therein may agree.

    6.10 Any Party participating in an Application for a Secondary Tranche may, at any time after the expiry of seven (7) days after the date of the notice given by the Operator pursuant to clause 6.5 and subject to the agreement of all the other

         Parties participating in such Application (such agreement not to be unreasonably withheld), introduce third parties to the Application provided that:

         (i) the sum of the participating interests of such Parties in the Application in question is not thereby reduced to a figure which is less than the sum of their Percentage Interests under this Agreement; and

         (ii) any such third party agrees to observe and to be bound by the terms of this Agreement insofar as such terms relate to the Application in which such third party is participating.

    6.11 No Application for a Secondary Tranche shall be made on terms less onerous than those provided for in the Secondary Nomination.

    6.12 Each Party participating in an Application shall take all such thither actions and execute all such further documents as may be reasonably required to complete the Application and keep and maintain the saline in good standing.

    6.13 Costs incurred pursuant to this Agreement by a Party on an Accrual Basis up to the date of election not to participate in a Secondary Nomination will not be refunded.

    6.14 All costs incurred pursuant to this Agreement in connection with an Application for a Secondary Tranche shall be borne by the Parties participating therein in proportion to their respective participating interests in sully Application pursuant to clause 6.9 hereof or in such other proportion as they may agree.

    6.15 If subsequent to the submission by the Operator to the Governor of an Application it is indicated by or on behalf of the (governor that more onerous work obligations are required to improve the possibility of the award of a Licence ("Revised Programme") then:

         (i) if such Revised Programme involves a commitment no greater than the maximum work programme agreed by the Parties pursuant to clause 6.4 hereof, the Parties participating in the Application shall discuss the matter and provided that at least one Party participating in the Application is prepared to accept the Revised Programme, the Parties shall commit to such Revised Programme; and

         (ii) if the Revised Programme involves a commitment greater than the maximum work programme agreed by the Parties pursuant to clause 6.4 and less than all the Parties are willing to commit to the Revised Programme, any Party not willing to commit to the Revised Programme may withdraw from the Application. If the Governor is prepared to allow the Application to proceed without the withdrawing Party and the Parties not so withdrawing agree to increase their Percentage Interests in the original Application and thereby absorb the Percentage Interest of the withdrawing Party, then the Application shall proceed accordingly..

    6.16 No Application for a Tranche in the Evaluation Area shall be made by any Party or the Affiliate of any Party otherwise than in accordance with the terms of this Agreement.

    6.17 Subject to clause 6.15 (ii), no Party may withdraw from an Application after such Application has been submitted to the Governor. Prior to submission to the Governor, a Party may withdraw from an Application only with the prior written consent of all the other Parties participating therein.

    6.18 The Parties to an Application agree to take up and be bound by the terms of a Licence awarded pursuant to this Agreement.

7. PROGRAMME AND BUDGET

    7.1 A Work Programme and Budget for the Joint Operations detailed in Exhibit "B" has been approved by all of the Parties.

         Subject to clause 7.2, such approval shall authorise and oblige the Operator to carry out such Work Programme and make expenditures within the limits of such agreed Budget.

    7.2 Approval of an AFE by the Management Committee shall be required before any expenditure is incurred by the Operator except in the case of Licence fees and support costs. Approval of an AFE shall authorise and oblige the Operator to carry out the work detailed therein.

    7.3 At any time any Party may by notice to the other Parties propose that the approved work programme and budget or any AFE be amended. To the extent that an amendment is approved in writing by the Management Committee the work programme and budget or AFE shall be deemed amended accordingly provided always that any such amendment shall not invalidate any authorised commitment for expenditure made by the Operator prior thereto.

    7.4 Promptly following the award of a Licence pursuant to an Application the Operator shall submit to the Licensees a proposed work programme and budget on an Accrual, Basis by Quarter, relating to operations under the Licence for the remainder of the Year then current. In the period prior to the execution of the JOA, the Operator shall, not later than 1st September in each Year, submit to the Parties a proposed work programme and budget for the following Year. The Management Committee shall promptly review each proposed work programme and budget and make such revisions thereto as may be agreed as soon as practicable with a view to approving such work programme and budget within thirty (30) days of the award of such Licence (in the case of the first work programme and budget) and within sixty (60) days of its submission by the Operator (in the case of subsequent work programmes and budgets). Subject to clause 7.2, such approval shall authorise and oblige the Operator to carry out such work programme.

    7.5 The Operator shall not be required to obtain any further approval from the Management Committee in respect of over-expenditure not exceeding 10% of the AFE (or budget where no AFE is required) provided that nothing herein shall entitle the Operator to incur expenditure in respect of any item or work not included in any approved work programme (unless incurred under clause
         4.9 hereof).

8. COSTS AND ACCOUNTING

    8.1 It is the intent of the Parties to establish a method of accounting which shall truly reflect the Operator's actual cost to the end that the Operator shall, subject to the provisions of this Agreement, neither gain nor lose by reason of the fact that it acts as the Operator. It is the intention of the Parties that there shall be no duplication of items charged to the Joint Account.

    8.2 Accounting records shall be maintained in pounds sterling. Advances made by the Parties, expenditures and receipts in currencies other than pounds sterling shall be translated into pounds sterling at rates in accordance with the Operator's standard accounting procedures. Expenditures incurred in currencies other than pounds sterling or US dollars shall be recorded at the cost of purchasing such currency with pounds sterling.

    8.3 The Operator shall open and maintain separate current interest earning bank accounts in respect of funds in pounds sterling and US dollars to hold the funds of the Parties and shall restrict funds held to a level consistent with that required for the conduct of the approved programme. Interest will be credited to the Joint Account. The Operator shall not, without the prior approval of the Management Committee, transfer amounts between bank accounts held for different currencies.

    8.4 The Operator shall be entitled to request each Party to pay cash in advance for its share of approved expenditure in pounds sterling and US dollars and in doing so shall specify the currency required, the bank account into which payment is to be made and the due date on which payment is required. At least ten (10) days' notice shall be given prior to a Cash Call and at least five days notice shall be given of any amendment to a Cash Call.

    8.5 The Operator shall send a statement to the Parties within twenty (20) days following the end of each calendar month showing total Cash Calls, other cash receipts and payments, balances held by the Operator in each currency, estimated receivables and liabilities and showing details of expenditures in pounds sterling summarised by descriptive headings and by AFE as appropriate, in accordance with the Operator's standard chart of accounts.

    8.6 Services provided by the Operator and its Affiliates shall be charged to the Joint Account at the Operator's and its Affiliates' actual costs for such services. Services for the purposes of this provision shall mean all work performed by or on behalf of the Operator to include but not be limited to the provision of labour, professional services, laboratory analysis, purchasing services, studies and administration all as necessary for the proper conduct of the operations authorised under this Agreement. Services provided by third parties shall be charged to the Joint Account at cost.

     8.7 Each of the Non-Operators shall have the right to audit the accounts and records of the Joint Account. Notwithstanding the termination of this Agreement, this right shall extend for a period of twenty-four
          (24) months following the end of the Year in which the expenditure was made. With the exception of unresolved audit findings all records will be considered correct thereafter. The Non-Operators shall give at least thirty (30) days notice of their intention to conduct such an audit and will use reasonable endeavours to conduct such audits jointly and in a manner which results in the minimum of inconvenience to the Operator.

9.   DEFAULT

     9.1 If any Party ("Defaulting Party") fails to pay in full its share of any Advance by the due date:

          (i) the Operator shall as soon as practicable notify by telex or facsimile all the Parties of such default;

          (ii) each other Party ("Non-Defaulting Party") shall contribute as hereinafter provided a share of the amount in default in the proportion that its Percentage Interest bears to the total Percentage Interests of the Non-Defaulting Parties and pending receipt of such additional contributions the Operator may make arrangements to meet any commitments falling due by borrowing the necessary finance from outside sources or by making the necessary finance available itself and all costs of any such finance shall be charged to the Non-Defaulting Parties; finance made available by the Operator shall bear interest calculated on a day to day basis at a rate equal to two percent (2%) above the base lending rate of National Westminster Blank PLC from time to time;

          (iii) if such default continues for more than three (3) Working Days following the notification by the Operator under clause 9.1(i) above, the Operator shall promptly notify the Parties of the liability of each of the Non-Defaulting Parties to contribute to the amount in default and shall make a request for payment accordingly, to take effect on the expiry of six (6) Working Days following notification by the Operator under clause 9.1(i) above;

          (iv) each of the Non-Defaulting Parties shall on the Working Day next following such sixth Working Day pay the amount notified under clause 9.1(iii) above and thereafter shall continue to pay, in addition to its share of subsequent Advances, the same proportion of that part of all such subsequent Advances attributable to the Defaulting Party until such time as the Defaulting Party has remedied its default in full or until forfeiture as hereinafter provided, and failure by any Party to make such payments shall render that Party in default.

     9.2 The Defaulting Party shall have the right to remedy the default at any time prior to forfeiture as hereinafter provided, by payment in full to the Operator on behalf of the Non-Defaulting Parties of all amounts in respect of which the Defaulting Party is in default together with interest thereon calculated on a day to day basis at the rate of five per cent (5%) above the base lending rate of the National Westminster Bank PLC from time to time, from and including the due date for payment of such amounts until the actual date of payment. The Operator shall promptly notify the Parties by telex or facsimile as soon as the Defaulting Party has remedied its default and to the extent that amounts have been paid by the Non-Defaulting Parties pursuant to clause 9.1 hereof, the Operator shall reimburse such amounts to such Non-Defaulting Parties together with the abovementioned interest thereon.

     9.3 During the continuation of any default the Defaulting Party shall not be entitled to be represented at the Selection Meeting, the Work Commitment Meeting, meetings of the Management Committee or any sub-committee thereof nor to vote thereat (so that all voting rights thereat shall be vested in the Non-Defaulting Parties with the voting interest of each Non-Defaulting Party being in the proportion which its Percentage Interest bears to the total Percentage Interests of such Parties) and shall have no further access to any data and information relating to the Joint Operations. The Defaulting Party shall be bound by decisions of the Management Committee made during the continuation of the default.

     9.4 In the event that the default continues for more than ten (10) days in respect of sums to be expended prior to the award of a Licence or for more than twenty (20) days in every other case then each of the Non-Defaulting Parties shall have the right to have forfeited to it and to acquire, by notice to the other Parties given within ten (10) days after such period of ten (10) or twenty (20) days, the interest of the Defaulting Party in and under this Agreement and in any Licence granted pursuant to an Application or, if more than one Non-Defaulting Party exercises such right, its proportionate share of the interest of the Defaulting Party in and under this Agreement and in any such Licence, such share being the proportion which the Percentage Interest of the Non-Defaulting Party in question is of the total Percentage Interests of the Non-Defaulting Parties exercising such right. If none of the Non-Defaulting Parties elects to exercise such right of forfeiture as aforesaid then the Parties shall be deemed to have duly decided to abandon Joint Operations and the Operator shall take such action as is appropriate to abandon Joint Operations and all costs incurred by the Operator in connection with such abandonment shall be charged to the Joint Account and borne by the Parties in accordance with the terms of this Agreement.

     9.5 Any such forfeiture and acquisition of the interest of a Defaulting Party pursuant to clause 9.4 hereof, shall be:

          (i)   subject to any necessary consent of the Governor;

          (ii) without prejudice to any other rights or remedies of each Non-Defaulting Party whether accrued at or accruing after the date of forfeiture;

          (iii) so forfeited and acquired by each Non-Defaulting Party as beneficial owner free of any charges and encumbrances but subject to all of the obligations under this Agreement; and

          (iv)  effective as of the date of default;

          and the Defaulting Party shall promptly join in such actions as may be necessary or desirable to obtain any necessary consent of the Governor and shall execute and deliver any and all documents necessary to effect any such forfeiture and acquisition.

     9.6 Notwithstanding any forfeiture and assignment by a Defaulting Party pursuant to clause 9.4 hereof, such Defaulting Party:

          (i) shall remain liable for its proportionate share of all costs, expenses, obligations and liabilities, including in respect of any Licence awarded its share of any obligatory work programme to which that Party has committed itself in the Application therefor, incurred prior to the time the said assignment was effective;

          (ii) shall not, and shall ensure that its Affiliates do not, make any Application in the First Licensing Round for any Tranche in the Evaluation Area; and

          (iii) shall remain bound by clause 10 hereof.

10.  DATA AND CONFIDENTIALITY

     10.1 All date and information which is proprietary as at the date hereof shall, subject to clause 10.2, remain proprietary and its ownership shall remain vested in the proprietor.

     10.2 a) Any Party which has data and information relating to the Evaluation Area in its possession which in the reasonable opinion of such Party is relevant to any Application, such possession being subject to third party restrictions on disclosure, shall use all reasonable endeavours to make such data and information available to the other Parties on the best terms as to price and ownership which it can obtain and which are acceptable to such other Parties.

          b) Any Party which is the sole proprietor of data and information relating to the Evaluation Area, to which it has access free of third party restrictions on disclosure, shall make such data and information available to the other Parties at its offices, provided that no Party shall be entitled to take copies of such data and information unless it has paid its Percentage Interest share of the costs of acquisition and processing and the total cost of copying such data and information.

          c) All proprietary data and information belonging to a Party which is disclosed to any other Party pursuant to this clause 10.2 shall be kept confidential by such other Party pursuant to the provisions of clause 10.4 provided that, if such data and information is subject to third party restrictions on disclosure which are more restrictive than the provisions of clause 10.4, such third party restrictions shall bind such other Party.

     10.3 All data and information acquired pursuant to Joint Operations ("Joint Data") shall be jointly owned by the Parties in proportion to their respective Percentage Interests.

     10.4 All data and information disclosed to the Parties pursuant to this Agreement shall be kept confidential during the term of this Agreement and thereafter either until the Governor announces the commencement of the next following licensing round or for a period of three (3) years whichever period is the shorter, and shall not be divulged during that period to any person which is not a Party without the prior written consent of all the Parties except as follows:

          a) to an Affiliate of a Party provided that such Party shall be responsible for its Affiliate's adherence to the provisions of this clause 10 and any breach of such provisions by its Affiliate shall be deemed a breach by such Party;

          b)    to an outside professional consultant of a Party;

          c) to any bank or financial institution from which a Party is seeking or obtaining finance;

          d) as required by law, by order of count or the rules of any recognised stock exchange or the Securities and Exchange Commission of the United States of America or other similar body;

          e) to the extent that the same has become generally available to the public otherwise than through breach of this Agreement; and

          f) the Operator may disclose Joint Data to such persons as may be necessary in connection with the conduct of the Joint Operations, provided that the Operator shall promptly inform the other Parties of the names of such persons and the Joint Data disclosed to them; and

          provided that any person to whom data asked information is to be disclosed pursuant to b), c) or f) above shall first execute a written undertaking to hold the data and information strictly confidential, except to the extent that, if such person is an outside auditor or legal advisor, such person is bound by a professional obligation of confidentiality.

     10.5 The Operator may, with the approval of the Management Committee, exchange any Joint Data for other similar data and information and the Operator shall promptly provide all the Parties with a conformed copy of the agreement relating to the exchange and all such other data and information.

     10.6 The Operator shall be responsible for all press releases and public announcements regarding this Agreement or the Joint Operations provided always that no such release or announcement shall be made unless prior thereto the Operator has provided all the Parties with a copy of the proposed release or announcement and obtained the approval of the Management Committee thereto. Notwithstanding the foregoing no Party shall be prohibited from making a public announcement or statement if it is necessary for it to do so in order to comply with any applicable law or the regulations of a recognised stock exchange or the Securities and Exchange Commission of the United States of America or other similar body.

     10.7 The Parties shall pay for the seismic data and information detailed in Exhibit "C" hereto in accordance with the respective interest shares detailed therein.

11.  ASSIGNMENT AND ENCUMBRANCE

    11.1 No Party shall sell, assign, transfer, mortgage, charge or otherwise encumber the whole or any part of its rights, duties, liabilities or obligations arising under this Agreement without having first obtained the consent in writing of all the other Parties provided always that each of the Parties shall have the right to assign the whole or any part of its rights, duties, liabilities or obligations arising under this Agreement to an Affiliate of such Party which has demonstrated to the satisfaction of the other Parties its technical and financial capability to meet its prospective obligations hereunder.

12.  RELATIONSHIP OF PARTIES

    12.1 The rights, duties, obligations and liabilities of the Parties under this Agreement shall be several and not joint or collective and each Party shall be responsible only for its obligations as set out herein, it being expressly agreed by the Parties that it is not the purpose or intention of this Agreement or of any subsequent Licence to create any partnership.

    12.2 Each Party subject to the Internal Revenue laws of the United States of America hereby elects, under section 761(a) of the Internal Revenue Code of 1986 as amended of the United States of America (the "United States Code"), for this joint venture to be excluded from the application of Subchapter K of Chapter 1, Subtitle A of the United States Code. This election to be excluded from Subchapter K shall apply only insofar as such Subchapter or any portion or portions thereof may be applicable to the Parties or to their Affiliates in respect of the operations covered by this Agreement. Notwithstanding anything to the contrary contained in this Agreement, a Party not subject to the income tax laws of the United States of America shall not be required to do or execute anything that might subject it or its income or property to any tax of the United States of America, and nothing contained in this Agreement shall constitute or shall be construed as constituting a submission by that Party to the taxation jurisdiction of the United States of America.

    12.3 Each Party agrees to save, indemnify and hold harmless each other Party (including the Operator acting in its capacity as such) to the extent of such indemnifying Party's Percentage Interest from and against any claim by or liability (including costs and expenses reasonably incurred in connection with such claim or liability) to any person not being a Party hereto, arising from or in connection with the Joint Operations unless and to the extent that any such claim or liability results from the Gross Negligence of the Party seeking indemnification.

13.  FURTHER AGREEMENT AND PRINCIPLES OF JOINT OPERATING AGREEMENT

    13.1 Within three (3) months following the award of a Licence pursuant to an Application the Operator shall submit a draft JOA to the Licensees and the Licensees shall thereafter use their reasonable endeavours to agree and execute a JOA within six (6) months following the award of the Licence. Such JOA will incorporate an agreed accounting procedure and cover the conduct of all activities under such Licence and shall when executed supersede the terms of this Agreement as they apply to such Licence.

    13.2 The Parties agree that the JOA shall in any event provide inter alia for the following:

          (i) joint operations shall be conducted by the operator under the overall supervision, direction and control of an operating committee at the expense of all parties;

         (ii) operating committee decisions shall be made by an affirmative vote of parties holding in aggregate not less than - per cent (-%) of the percentage interest participation in the Licence to which such JOA refers, save that development programmes shall be carried out only by the parties electing to participate in them;

        (iii) in the case of any proposed contract for goods or services for the joint operations where the cost is estimated to be in excess of two hundred and fifty thousand pounds (L250,000) the operator shall, except where the circumstances do not permit, obtain competitive tenders therefor. Any proposed contract for goods or services for the joint operations where the cost is estimated to be in excess of five hundred thousand pounds (L500,000) during the exploration and appraisal phases or - million pounds (-) during the development phase or - million pounds (-) during the production phase shall be subject to the approval of the operating committee;

         (iv) appropriate "sole-risk" provisions in respect of the relevant Licence shall provide for an initial buy-back payment of two (2) times the amount the non-sole risk party would have paid had such sole risk operation been conducted as a joint operation and a payment of five (5)
                   times the said initial buy-back payment upon the approval by the Governor of a development resulting from such sole risk operation;

         (v) full protection for the operator's and the non-defaulting parties' interests in the event of failure by a party to make due and timely payment of the operator's cash calls. If within any "Relevant Default Period" the defaulting party accumulates thirty (30) "Default Days" then, without prejudice to any other rights which they may have, each of the non-defaulting parties shall have the right to have forfeited to it the interest of the defaulting party in, under and pursuant to the Licence and the JOA. "Relevant
                   Default Period" shall mean the three hundred and sixty-five
                   (365) consecutive days including and immediately prior to the latest "Default Day" and "Default Day" shall mean any day or any part of which the defaulting party is in default;

         (vi) the operator shall not resign and none of the parties shall withdraw from the Licence until all work obligations detailed in the Licence have been completed save with the consent of all the other parties;

         (vii) the operator shall be entitled to recover from the other parties overheads and the cost of operatorship according to the principle that the operator shall neither gain nor lose by virtue of being operator and such terms shall be detailed in the accounting procedure to the J0A;

         (viii) AFEs within approved work programmes and budgets shall be deemed approved unless, within the fifteen (15) Working Day period allowed for the consideration of such AFEs, parties
                   holding at least    percent (-%) of the percentage interest
                   participation in the Licence notify the operator that they disapprove such AFE;

         (ix) AFEs shall not be required for expenditure in respect of licence fees, staff support costs and associated overhead or operating costs provided that such costs are within a work programme and budget which has been approved by the operating committee;

         (x) the operator shall not incur any expenditure if it exceeds an approved work programme and budget or AFE as appropriate by more than ten percent (10%) unless it is necessary for the safeguarding of lives or property or the prevention of pollution;

         (xi) prior to the submission of a development programme to the Governor in respect of any discovery the parties participating in the development of such discovery shall use all reasonable endeavours to agree the terms of an abandonment agreement which shall inter alia include provisions whereby abandonment liabilities are shared in proportion to their participating interests in the development (unless otherwise agreed) and provisions requiring adequate financial security to be provided in respect of such liabilities and costs relating thereto;

         (xii) terms and representations substantially the same as those contained in clause 12 of this Agreement; and

         (xiii) The Parties shall agree upon liftings procedures (prior to the implementation of a development programme approved by the Governor), such agreed liftings procedures to include suitable underlift/overlift provisions and the right for Parties to lift economic sized cargoes.

14.  FORCE MAJEURE

    The obligations of a Party hereunder, other than the obligations to make payments of money, shall be suspended during the period and to the extent that such a Party is prevented from complying therewith by reason of Force Majeure. In such event such Party shall as soon as reasonably possible give notice of such suspension together with full particulars including the likely duration thereof and as soon as reasonably possible shall resume performance of such obligations and shall so notify the other Parties.

15. DURATION

    15.1 If a decision is made that no Application is to be made under this Agreement then this Agreement shall terminate on the Closing Date.

    15.2 In respect of those Tranches in the Evaluation Area in relation to which no Application is made, this Agreement shall terminate on the day following the Closing Date.

    15.3 In the event that one or more Applications are made under this Agreement then, in respect of each Tranche which is the subject of an Application and subject to clause 15.4 hereof, this Agreement shall terminate:

              (i) if a Licence is awarded in respect of such Tranche, upon execution of the JOA negotiated pursuant to clauses 13.1 and 13.2 hereof relating to such Licence; or

              (ii) upon the award of a Licence in respect of that Tranche to a third party; or

              (iii) upon notification by the Governor that the Application relating to that Tranche has been unsuccessful; or

              (iv)      on 1st July 1999, whichever shall first occur.

    15.4 Where any Party elects not to participate in an Application for a Secondary Tranche all of that Party's rights and obligations under or pursuant to this Agreement in respect of such Tranche shall be deemed to terminate on the day following the Closing Date.

    15.5      Notwithstanding the provisions of clauses 15.1, 15.2, 15.3 and
              15.4 hereof this Agreement shall continue in full force and effect after the respective termination dates specified therein for such further period (if any) as may be required to effect a final settlement of the Joint Account. The termination of this Agreement or of any Party's rights and obligations hereunder shall be without prejudice to continuing rights under clause 8.7 and to continuing obligations under clause 10 hereof.

    15.6 For the avoidance of doubt this Agreement shall apply only to the First Licensing Round and shall not apply in respect of any applications invited by the Governor in a further round of licensing.

16.  NOTICES

    Any notice required to be given pursuant to this Agreement shall be in writing and shaft be given by delivering the same by hand or by sending the same by first class post, telex or facsimile to the relevant address as set out below or such other address in England as any Party may from time to time notify the other Parties as its address for service of notice. Any such notice given as aforesaid shall be deemed to have been given or received at the time of delivery (if delivered by hand between 0900 and 1700 hours on a Working Day) or the first Working Day next following the day of sending (if sent by first class post, telex or facsimile):

AMERADA HESS (FALKLAND ISLANDS) LIMITED
33 Grosvenor Place
London SW1X 7HY

FAX:       0171 887 2089
TELEX:     296093
ATTENTION: Exploration Manager, International

EL DORADO EXPLORATION, S.A.
c/o  MURPHY EASTERN OIL COMPANY
Winston House, Dollis Park, Finchley, London, N3 1HZ

FAX:       0181 371 3334
TELEX:     21970
ATTENTION: Manager, U.K. Exploration

FINA RESEARCH S.A.
Rue de l'Industrie, 52-B-1040 Bruxelles, Belgium

FAX:       (322) 288 9142
TELEX:     21556 PFINA B
ATTENTION: Commercial Manager, Fina Exploration & Production

ARGOS EVERGREEN LIMITED
Phoenix Court, Bartholomew Street, Newbury, Berkshire RG14 5QA

FAX:       01635 31525
ATTENTION: UK Director

17.  VARIATION

    This Agreement may only be altered, varied or amended by written instrument executed by all the Parties.

18.  GOVERNING LAW

    This Agreement shall be governed by and interpreted in accordance with the laws of England and each of the Parties hereby submits to the jurisdiction of the High Court of England and agrees to accept service of any process in connection with any proceedings relating to this Agreement at its address for service of notice pursuant to clause 16 hereof.


IN WITNESS whereof the Parties have caused this Agreement to be executed by their duly authorised representatives the day and year first above written.




SIGNED BY   /s/ A. Mulcare                       )
         ..............................          )  A. MULCARE
for and on behalf of                             )
AMERADA HESS (FALKLAND ISLANDS) LIMITED          )


SIGNED BY   /s/ Clefton D. Vaughan               )
         ..............................          )  CLEFTON D. VAUGHAN
for and on behalf of                             )
EL DORADO EXPLORATION, S.A.                      )


SIGNED BY   /s/ [illegible]                      )
         ..............................          )  ILLEGIBLE
for and on behalf of                             )
FINA RESEARCH S.A.                               )


SIGNED BY   /s/ Ian M. Thomson                   )
         ..............................          )  IAN M. THOMSON
for and on behalf of                             )
ARGOS EVERGREEN LIMITED                          )

                                     EXHIBIT "A"

                              MAP OF THE EVALUATION AREA

OPERATED EVALUATION AREA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                        [MAP]

                                     EXHIBIT "B"


                              WORK PROGRAMME AND BUDGET

                                     AMERADA HESS
                                   FALKLAND ISLANDS
                         1995 & 1996 WORK PROGRAMME & BUDGET

                                (In Thousands of US $)

 -----------------------------------------------------------------------------------------------------------------------------------
LINE                                                                                                                  LINE
----                                                                                                                  ----
NO.    DESCRIPTION                                    AHL         ARGOS        FINA       MURPHY       TOTAL          NO.
--     -----------                                    ---         -----        ----       ------       -----           --
       1995 COSTS:
       -----------

1      GEOLOGICAL & GEOPHYSICAL                       471.1        261.1       471.1        471.1     1,674.5            1

2      SUPPORT COSTS                                   50.4          7.2        43.2         43.2       144.0            2
                                                      -----       ------       -----       ------     -------
3      TOTAL 1995 EXPENDITURE                         521.5        268.3       514.3        514.3     1,818.5            3

       1996 COSTS:
       -----------
4      GEOLOGICAL & GEOPHYSICAL                         7.5          7.5         7.5          7.5        30.0            4

5      SUPPORT COSTS                                  107.1         15.3        91.8         91.8       306.0            5
                                                      -----       ------       -----       ------     -------
6      TOTAL 1996 EXPENDITURE                         114.6         22.8        99.3         99.3       336.0            6
                                                      -----       ------       -----       ------     -------
7      TOTAL 1995 & 1996 FIRM EXPENDITURE             636.1        291.1       613.6        613.6     2,154.5            7
                                                      -----       ------       -----       ------     -------
                                                      -----       ------       -----       ------     -------
8      CONTINGENT EXPENDITURE                         131.4         53.9       125.6        125.6       436.4            8
                                                      -----       ------       -----       ------     -------
9      TOTAL 1995 & 1996 EXPENDITURE                  767.5        344.9       739.2        739.2     2,590.9            9
                                                      -----       ------       -----       ------     -------
                                                      -----       ------       -----       ------     -------
-----------------------------------------------------------------------------------------------------------------------------------
September 1995                                                                                1995 & 1996 Work Programme & Budget

                                     EXHIBIT "C"


                     ALLOCATION OF EXPENDITURES REGARDING SEISMIC

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

1995 BUDGET $000s                      ARGOS      FINA     MURPHY      AH        TOTAL    COMMENT
4 COMPANY GROUP                         5%         30%      30%       35%
Seismic Data Purchase
-----------------------------------------------------------------------------------------------------------------------------------
2518 km Original Survey @$195/km,        147       278       278       278          982  Argos pay $195*0.3, others pay equal
  2.0 Escalation                                                                          share of 195*1.7
-----------------------------------------------------------------------------------------------------------------------------------
1648.5 km Infill Survey @$180/km,
  2.0 Escalation                          89       168       168       168          593  Argos pay $180*0.3, others pay equal
                                                                                          share of $180*1.7
-----------------------------------------------------------------------------------------------------------------------------------
Gravity and Magnetic Study                45        45        45        45          178  Four parties pay equal share
-----------------------------------------------------------------------------------------------------------------------------------
Spectrum Credit                          -31       -31       -31       -31         -124  Negotiated discount spread equally
-----------------------------------------------------------------------------------------------------------------------------------
Sub total                                250       460       460       460         1630
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Further G+G Studies                       11        11        11        11           45
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
G&A                                        7        43        43        50          144  Equity share
-----------------------------------------------------------------------------------------------------------------------------------

                                     ---------------------------------------------------
1995 TOTAL                               268       514       514       522         1819

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

1996 BUDGET $000s                      ARGOS      FINA     MURPHY      AH        TOTAL    COMMENT
4 COMPANY GROUP                         5%         30%      30%       35%
FIRM
-----------------------------------------------------------------------------------------------------------------------------------
G+G Studies                                8         8         8         8           30  Four parties pay equal share
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
G+A                                       15        92        92       107          306  Equity share
-----------------------------------------------------------------------------------------------------------------------------------
Total firm                                23        99        99       115          336
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
CONTINGENT
-----------------------------------------------------------------------------------------------------------------------------------
Infill Seismic Data Purchase              48        91        91        91          320  Argos pay $180*0.3, others pay equal
                                                                                          share of $180*1.7
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
G&A                                        6        35        35        41          116  To finalise application documentation.
-----------------------------------------------------------------------------------------------------------------------------------
Total contingent                          54       125       125       131          436
-----------------------------------------------------------------------------------------------------------------------------------
                                     ---------------------------------------------------
1996 TOTAL                                77       225       225       246          772

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

PROJECT SUMMARY
1995 AND 1996 FIRM                       291       614       614       636         2155
-----------------------------------------------------------------------------------------------------------------------------------
1996 CONTINGENT                           54       125       125       131          436
                                     ---------------------------------------------------
PROJECT TOTAL                            345       739       739       767         2591

-----------------------------------------------------------------------------------------------------------------------------------